Exhibit 32

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Netlist, Inc., a Delaware corporation (“Netlist”) for the quarter ended October 1, 2016 (the “Report”), Chun K. Hong, president, chief executive officer and chairman of the board of Netlist, and Gail M. Sasaki, vice president and chief financial officer of Netlist, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge:

(1)the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Netlist, Inc.

ugust
November 15, 2016	/s/ Chun K. Hong
Chun K. Hong
President, Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)

November 15, 2016	/s/ Gail M. Sasaki
Gail M. Sasaki
Vice President and Chief Financial Officer
(Principal Financial Officer)